                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Drive Financial Services LP:

We consent to incorporation by reference in the registration statements (Numbers 333-10345, 333-48671, 333-59333, 333-00623 and 33-09485) on Forms S-3 and S-8 of
FirstCity Financial Corporation, of our report dated February 15, 2003, except as to notes 6 and 11, which are as of February 28, 2003, with respect to the consolidated balance sheets of Drive Financial Services LP and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, partners' equity, and cash flows for the year ended December 31, 2002 and the periods March 1, 2001 through December 31, 2001 and August 1, 2000 through February 28, 2001, which report appears in the December 31, 2002 annual report on Form 10-K of FirstCity Financial Corporation. Our report refers to a change in the method of accounting for residual interests in securitized financial assets in 2001.


KPMG LLP

Dallas, Texas
April 15, 2003